Exhibit 10.3

CHAMBERS STREET PROPERTIES

2013 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED SHARE UNIT AWARD AGREEMENT

This Restricted Share Unit Award Agreement (this “Agreement”) by and between Chambers Street Properties, a Maryland real estate investment trust (the “Company”) and                              (the “Grantee”), dated as of the              day of             , 201     (the “Award Date”).

WHEREAS, the Company maintains the 2013 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, under the Plan the Company may grant awards to its employees, trustees and other persons who provide significant services to the Company:

WHEREAS, the Company has employed Grantee as its                      and Grantee has performed significant services for the Company; and

WHEREAS, the Compensation Committee of the Board of Trustees (the “Committee”) has determined that it is in the best interests of the Company and its shareholders to grant awards that may lead to the issuance of common shares of beneficial interest, par value $0.01 per share, of the Company (the “Shares”) to the Grantee subject to the terms and conditions set forth below.

1. Grant of Unit. The Company hereby grants the Grantee this restricted share unit (the “Performance Share Unit”) pursuant to Section 8 of the Plan, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2. Nature and Acceptance of Award. This Performance Share Unit award is a contingent commitment by the Company to issue Shares to the Grantee at a Payment Date based on, and subject to, the relative achievement of Performance Goals during the Performance Cycle set forth in Exhibit 1. This Performance Share Unit award entitles the Grantee to receive a Share for each Performance Share Unit that is earned and vested as determined pursuant to Sections 3 and 4 below. The target number of Performance Share Units the Grantee shall be eligible to earn and become vested in with respect to this Agreement is [                    ] (the “Target Award”). The Grantee shall have no rights to the Performance Share Units or to receive Shares upon settlement of the Performance Share Units under this Agreement unless he or she shall have signed the Performance Share Unit award no later than [            ] days following the date hereof. Unless and until Shares are actually issued to the Grantee upon settlement of the Performance Share Units in accordance with this Agreement, the Grantee shall not by reason of being granted the Performance Share Units be deemed to be a shareholder of the Company or to have any other right to any Shares, including the right to be paid dividends or to vote.

3. Restrictions and Conditions.

(a) The Performance Share Units granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee.

(b) Except as otherwise provided herein, if the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason prior to the last day of the Performance Cycle, this Performance Share Unit award shall be immediately and automatically forfeited to the Company upon such termination of employment, without payment of any consideration to the Grantee. The Grantee shall have no further rights with respect to the Performance Share Units or to receive any Shares or payment with respect thereto.

(c) Notwithstanding the foregoing, if the Grantee’s employment or service is terminated by the Company without Cause or due to death or Disability before the end of the Performance Cycle, then Grantee or Grantee’s heirs will be entitled to receive Shares in the quantity determined as if the last day of the Company’s last full quarter prior to the date of the termination by the Company without Cause or due to death or Disability was the last day of the Performance Cycle.

4. Determination of Number of Earned Performance Share Units. The Performance Share Units shall become vested at the end of the Performance Cycle, subject to the conditions set forth in Section 6 and Exhibit 1 to this Agreement.

5. Settlement and Payment of Performance Share Units.

(a) Except as otherwise provided in Section 6, Shares shall be issued to the Grantee with respect to any earned Performance Share Units as soon as administratively practicable following the Committee’s certification of the achievement of the Performance Goals at the end of the Performance Cycle (the “Payment Date”). The foregoing notwithstanding, the Payment Date shall occur no later than March 15 in the calendar year following the calendar year in which the Performance Cycle ended.

(b) Notwithstanding anything herein to the contrary, the Company may postpone the issuance of the Shares until it is satisfied that the issuance of such Shares will not violate any applicable law. The actual issuance of the Shares shall be subject to such terms and conditions as the Company may establish from time to time in order to comply with applicable law.

6. Change in Control. Subject to Section 3(c) of this Agreement, in the event of a Change in Control during the Performance Cycle, the Performance Share Units will be deemed to have been earned and the Grantee will be entitled to receive Shares in the quantity determined as if the last day of the Company’s last full quarter prior to the date of the Change in Control was the last day of the Performance Cycle. The Shares will vest and become nonforfeitable on the earlier of (i) the date on which the Grantee’s employment or service is terminated by the Company without Cause or due to death or Disability or (ii) the End Date as defined in Exhibit 1 of this Agreement. Notwithstanding the immediately prior sentence regarding the timing of the payment of the Performance Share Units in connection with the Change in Control, if the Grantee’s employment is terminated during the Performance Cycle without Cause or due to death or Disability, and the Change in Control is not a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), then the earned Performance Share Units will be paid on the Payment Date, as provided in Section 5(a).

7. Limitations on Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

8. Tax Withholding. The Grantee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Grantee any federal, state, local or other taxes of any kind required by law to be withheld with respect to the grant, settlement or payment of the Performance Share Units. The Grantee may elect to satisfy such tax withholding obligations on the Performance Share Units by transferring to the Company, on each date on which such tax liability shall arise, such number of Shares as have a Fair Market Value equal to the amount of the Company’s minimum required tax withholding obligation. If so elected, such delivery of Shares to the Company shall be deemed to happen automatically, without any action required on the part of the Grantee, and the Company is hereby authorized to take such actions as are necessary to effect such delivery.

9. No Rights to Employment. Neither this Agreement nor the Plan shall confer upon the Grantee any rights of employment with the Company, including, without limitation, any right to continue in the employ of the Company, or shall affect the right of the Company to terminate the employment of the Grantee at any time and for any reason.

10. Miscellaneous.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such address may be changed at any time by written notice to the other party given in accordance with this Section 10(b).

(c) The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(d) This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

(e) This Agreement and all terms and conditions hereof shall be binding upon the parties hereto, and their successors, heirs, legatees and legal representatives. In the event of any inconsistency between this Agreement and the Plan, this Agreement shall govern. The Grantee agrees that in the event of any inconsistency between this Agreement and any employment agreement between the Company and the Grantee, this Agreement shall govern.

(f) Notwithstanding any provisions in this Agreement to the contrary, to the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and/or (ii) any policy that may be adopted by the Company, the Shares or cash paid or payable pursuant to this Agreement shall be subject to clawback to the extent necessary to comply with such law(s) and/or policy, which clawback may include forfeiture of the Shares and/or repayment of amounts paid or payable pursuant to this Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Award Date.

CHAMBERS STREET PROPERTIES, a Maryland real estate investment trust		GRANTEE

By:
	Name:	Name:
Title: